Exhibit 99.1
EDDIE BAUER ANNOUNCES COMPLETION OF REFINANCING
REDMOND, WA, April 4, 2007—Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) announced today that it has completed the refinancing of its $275 million secured term loan. The new financing package includes a $225 million secured term loan, which initially bears interest at LIBOR plus 325 basis points and has a final maturity date of April 1, 2014, and $75 million in 5.25% convertible senior notes due 2014.
Howard Gross, Interim Chief Executive Officer of Eddie Bauer, commented, “We are pleased to have closed this new financing package, which provides us with increased financial flexibility while lowering interest expense and reducing risk in our capital structure. Completing this refinancing was an important step in positioning the Company to move forward with its turnaround strategy.”
The Company separately announced today that the Report of Independent Registered Public Accounting Firm on its financial statements for the fiscal year ended December 30, 2006 in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2007 included an explanatory paragraph in respect of the Company’s ability to continue as a going concern. This announcement is being made in order to comply with Nasdaq Marketplace Rule 4350(b)(1)(B). On March 14, 2007, the Company announced that it expected its financial statements for 2006 to include this explanatory paragraph.
Conference Call
The Company plans to host a conference call on April 5, 2007, at 1:00 p.m. PDT (4:00 p.m. EDT) to discuss its financial results for the fourth quarter and fiscal year 2006 as reported in the Company’s Annual Report on Form 10-K filed on March 29, 2007.
•	To access the live conference call, participants may dial 800-819-9193 or 913-981-4911.

•	Webcast participants may sign up at the investors section of Eddie Bauer’s website (http://investors.eddiebauer.com/events.cfm).

•	A recorded replay of the conference call may be accessed through the Company’s website. In addition, a telephonic replay will be available through April 12, 2007 by dialing 888-203-1112 or 719-457-0820 and entering the code 9114084.
The notes, the related subsidiary guarantees and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at approximately 394 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com and www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.
Forward-looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. The issuance of the notes is subject to satisfaction of applicable closing conditions and no assurance can be given that the offering will be completed.
Contact:
Wendi Kopsick/Jim Fingeroth
Kekst and Company
212-521-4800
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